Exhibit 8.1

March 29, 2023

Angion Biomedica Corp.
7-57 Wells Avenue
Newton, MA 02459

Ladies and Gentlemen:

We have acted as counsel to Angion Biomedica Corp., a Delaware corporation (the “Acquiror”), in connection with that certain Agreement and Plan of Merger and Reorganization, made and entered into as of January 17, 2023, (the “Merger Agreement”), by and among the Acquiror, Arkham Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Acquiror (“Merger Sub”), and Elicio Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to which Merger Sub shall be merged with and into the Company (the “Merger”). This opinion is being delivered in connection with the Registration Statement (File No. 333-269741) of the Acquiror on Form S-4 filed on March 29, 2023 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Capitalized terms used herein but not defined shall have the meanings set forth in the Merger Agreement.

In preparing this opinion, we have examined and relied upon the Registration Statement, including the prospectus/offer to exchange, the Merger Agreement, and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion.  In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.  We have also assumed that the Merger will be consummated in accordance with the Merger Agreement and as described in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement and the Merger Agreement are true, correct and complete in all material respects; that the Merger will be completed in accordance with the Merger Agreement and the Registration Statement; that the representations and covenants contained in officer’s certificates delivered to us by the Company, the Acquiror and Merger Sub are true and accurate; that there is no change in applicable law between the date hereof and the Effective Time; that the Merger will qualify as a statutory merger under the DGCL; that any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement.  Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation.  No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein.  We undertake no responsibility to advise of any such developments in the law.  In addition, our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events.

Angion Biomedica Corp.
March 29, 2023
Page Two

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein and therein, we confirm that the disclosure contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger,” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to beneficial owners of Company capital stock that receive Acquiror common stock pursuant to the Merger.

No opinion is expressed as to any matter not discussed herein.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent.  We hereby consent to the use of our name under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Cooley LLP

COOLEY LLP